Exhibit 99.2
RailAmerica, Inc. Fourth Quarter 2009 Earnings Conference Call February 25, 2010

2 Certain items in this presentation and other information we provide from time to time may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including, but not necessarily limited to, statements relating to future events and financial performance. Words such as "anticipates," "expects," "intends," "plans," "projects," "believes," "may," "will," "would," "could," "should," "seeks," "estimates" and variations on these words and similar expressions are intended to identify such forward-looking statements. These statements are based on management's current expectations and beliefs and are subject to a number of factors that could lead to actual results materially different from those described in the forward-looking statements. RailAmerica, Inc. can give no assurance that its expectations will be attained. Accordingly, you should not place undue reliance on any forward-looking statements contained in this presentation. Factors that could have a material adverse effect on our operations and future prospects or that could cause actual results to differ materially from RailAmerica, Inc.'s expectations include, but are not limited to, prolonged capital markets disruption and volatility, general economic conditions and business conditions, our relationships with Class I railroads and other connecting carriers, our ability to obtain railcars and locomotives from other providers on which we are currently dependent, legislative and regulatory developments including rulings by the Surface Transportation Board or the Railroad Retirement Board, strikes or work stoppages by our employees, our transportation of hazardous materials by rail, rising fuel costs, acquisition risks, competitive pressures within the industry, risks related to the geographic markets in which we operate; and other risks detailed in RailAmerica, Inc.'s filings with the Securities and Exchange Commission, including our prospectus filed with the Commission on October 13, 2009. In addition, new risks and uncertainties emerge from time to time, and it is not possible for RailAmerica, Inc. to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Such forward-looking statements speak only as of the date of this presentation. RailAmerica, Inc. expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in its expectations with regard thereto or change in events, conditions or circumstances on which any statement is based. Forward-Looking Statements

3 Executive Summary John Giles, President and Chief Executive Officer

2009 Full Year Overview 4 Strategic Focus Accomplishments Organic Growth Balance Sheet Strength External Growth Grew Adjusted EBITDA(1) 3% to $135.1 million (net cash provided by operating activities of $9.5 million) in a year where carloads declined 18% Strengthened capabilities of management team Improved safety performance Reduced expenses; operating ratio improved to 80.3% Non-freight revenue up 9% to $72.7 million Permanent capital structure in place; year end cash $190 million Senior notes offering and IPO Paid down $74 million in notes Discontinued Ottawa Valley Railway operation Well positioned to act on opportunities Acquisitions Industrial development ______________________ Note: (1) See pages 22 to 24 for a reconciliation to GAAP.

Fourth Quarter 2009 Highlights Adjusted EBITDA (1) of $33.5 million, up 1% from Q4 2008 Operating income of $14.2 million after $6.3 million IPO related charge (excluding IPO charge operating income was up 7% to $20.5 million) Net cash provided by operating activities of $4.4 million and $6.9 million for Q4 2009 and Q4 2008 respectively 5 Highlights Adjusted EBITDA (1) ($ in millions) ______________________ Note: (1) See pages 22 to 24 for a reconciliation to GAAP.

Fourth Quarter 2009 Revenue 6 Q4 2009 revenue down 9% versus Q4 2008 Volume decline and lower fuel surcharge partially offset by growth in average freight revenue per carload (excluding fuel surcharge) ($ in millions)

7 Fourth Quarter & Full Year 2009 Carloads 7 Carloads by Commodity Q4 2009 carload change improved over full year comparison

Positive core pricing offset by mix 8 Change in Average Freight Revenue per Carload (Versus Prior Year Period)

Fourth Quarter & Full Year 2009 Non-Freight Revenue 9 Non-Freight Revenue Full year growth 9%, fourth quarter down 5% primarily due to demurrage and car hire ______________________ Note: Numbers may not add due to rounding

Continued progress on cost reductions 10 Fuel Expense Lower consumption and lower fuel price Labor Costs Lower headcount and lower HQ relocation offset by incentive compensation Equipment Rents Lower per diem cost from reduced carloads, better equipment utilization, and reduced rail car lease costs Purchased Services Better management of contract labor and professional fees; reduced volume Other Expenses (includes joint facilities, materials, casualty and insurance & other expenses) Decline due to third-party track maintenance agreement and lower casualty and insurance costs Down 31% Down 20% Down 21% Down 2% (1) Down 16% Focus Area Q4 2009 vs. Q4 2008 Comment ______________________ Note: (1) Excludes $6.3 million non-cash charge in Q4 2009 related to IPO for expiration of restricted stock repurchase feature. Including the charge labor costs were up 15%. Reported labor costs are $41.8 million (Q409) and $36.3 million (Q408) excluding the IPO charge.

Continuously Improving Safety Performance 11 RA FRA Reportable Personal Injuries Q4 YTD (1) RA FRA Reportable Train Accidents Q4 YTD (1) ______________________ Note: (1) Includes Canadian railroads. Excludes OVR. FRA = Federal Railroad Administration

12 Fourth Quarter 2009 Financial Review Clyde Preslar, Chief Financial Officer

13 Fourth Quarter 2009 Results Compared to Prior Year 13 Fourth Quarter Results ______________________ Note: Numbers may not add due to rounding

14 Fourth Quarter 2009 Selected Items 14 ______________________ Note: (1) Negative impact is shown as brackets ( ). (2) Q4 2009 cash taxes paid were $1.4 million.

15 15 Fourth Quarter 2009 Detailed Results Compared to Prior Year ______________________ Note: (1) See pages 22 to 24 for a reconciliation to GAAP. Net cash provided by operating activities of $4.4 million and $6.9 million for Q4 2009 and Q4 2008, respectively.

16 Capital Expenditures 16 Capital Expenditures

Capitalization 17 Capitalization

Other Financial Items 18 Estimates (1) ______________________ Note: (1) Assumes no acquisitions and no additional repayment of debt. (2) Does not include interest income on cash balances. (3) Assumes legislation is extended for 2010 at current rates & retroactive to 1/1/10.

19 In Conclusion John Giles, President and Chief Executive Officer

Strategic Vision: 2010 20 Strategic Focus 2010 Priorities Organic Growth External Growth Balance Sheet Strength Top line growth Pricing excellence Non-freight revenue Capitalize on improving economy Operating efficiency Match to business levels Pursue acquisitions in disciplined manner Industrial development Deleverage

21 Appendix

22 Adjusted EBITDA Reconciliation to GAAP 22

23 Adjusted EBITDA Reconciliation to GAAP (Continued) 23

24 Adjusted EBITDA Reconciliation to GAAP (Continued) 24

Ottawa Valley Railway (OVR) 25 ______________________ Note: (1) Numbers may not add due to rounding

Swap Amortization ______________________ Note: (1) Numbers may not add due to rounding 26